Exhibit 99.1

Media Contact:	Investor Contact:
Jennifer Leggio	Staci Mortenson
Sourcefire	ICR
650-260-4025	203-682-8273
jleggio@sourcefire.com	Staci.Mortenson@icrinc.com

SOURCEFIRE CHIEF EXECUTIVE OFFICER TAKES MEDICAL LEAVE OF ABSENCE

Board Names Founder and CTO, Martin F. Roesch, Interim Chief Executive Officer

Company Announces Preliminary Second Quarter 2012 Financial Results at the High End to Slightly Above Prior Guidance Range

Columbia, MD — July 2, 2012 — Sourcefire, Inc. (Nasdaq: FIRE) a leader in intelligent cybersecurity solutions, today announced that the Company’s Chief Executive Officer, John Burris, has taken a medical leave of absence to undergo a series of treatments for colon cancer. The Board of Directors has named Martin F. Roesch interim Chief Executive Officer to provide seamless leadership continuity and continued execution across Sourcefire’s strategic initiatives. Mr. Roesch founded Sourcefire in 2001 and is the Company’s Chief Technology Officer and a member of the Board of Directors. He will retain his current responsibilities while serving as interim Chief Executive Officer.

“It is in my best interest and that of the Company that I take this time to focus on my health, while Marty and the rest of our proven and highly experienced executive team continue to execute the strategy we have developed together,” said John Burris, CEO of Sourcefire. “I am committed to actively reengaging in the business as soon as my health permits.”

Mr. Burris will continue to serve as a member of the Company’s Board of Directors and will also be available when possible to the executive team for strategic input during his leave.

“We commend John and support his request to take leave and we wish him the best as he focuses on his health. In order to provide John and his family the privacy they have requested, we do not intend to comment further on his medical condition,” said Lt. Gen. (Ret.) Steven R. Polk, Chairman of the Board of Directors of Sourcefire.

“The Board has complete confidence in Marty and the rest of the management team to run the day-to-day operations and continue the Company’s strong growth. As founder, Board member, and CTO, Marty has been intimately involved in all of Sourcefire’s strategic initiatives and is well positioned to lead the Company during this time,” stated Lt. Gen. Polk.

The Company today also announced preliminary unaudited financial results for the quarter ended June 30, 2012. The Company currently expects revenue and adjusted net income per share to be at the high end to slightly above the guidance range given on April 30, 2012. These financial results are preliminary in nature, are subject to the Company completing its second quarter review process, and are subject to change. The Company expects to release its second quarter 2012 financial results after the market closes on July 31, 2012.

About Sourcefire

Sourcefire, Inc. (Nasdaq:FIRE), a world leader in intelligent cybersecurity solutions, is transforming the way global large- to mid-size organizations and government agencies manage and minimize network security risks. With solutions from a next-generation network security platform to advanced malware protection, Sourcefire provides customers with Agile Security™ that is as dynamic as the real world it protects and the attackers against which it defends. Trusted for more than 10 years, Sourcefire has been consistently recognized for its innovation and industry leadership with numerous patents, world-class research, and award-winning technology. Today, the name Sourcefire has grown synonymous with innovation, security intelligence and agile end-to-end security protection. For more information about Sourcefire, please visit www.sourcefire.com.

Sourcefire, the Sourcefire logo, Snort, the Snort and Pig logo, ClamAV, FireAMP, FirePOWER, FireSIGHT and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

Non-GAAP Measures

Adjusted Net Income per Share: In evaluating the operating performance of its business, Sourcefire excludes certain charges and credits that are required by GAAP. Sourcefire believes these non-GAAP results provide useful information to both management and investors by excluding (i) stock-based compensation, which does not involve the expenditure of cash, (ii) amortization of acquisition-related intangible assets, which does not involve the expenditure of cash, and (iii) other acquisition–related expenses, which are unrelated to the ongoing operation of the Company’s business in the ordinary course. For 2012, based on its current tax structure, Sourcefire expects non-GAAP results to be adjusted to reflect the effect of an assumed tax rate of 35%. Sourcefire believes this adjustment provides useful information to both management and investors. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include expectations regarding financial results for the second quarter of 2012 and expectations of future growth.

Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, that the preliminary unaudited financial results for the quarter ended June 30, 2012 are subject to the Company completing its second quarter review process and may be revised, that expectations of future growth could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the U.S. Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Editors Notes:

John Burris, Chief Executive Officer

John Burris, 57, is Chief Executive Officer and a member of the Board of Directors of Sourcefire, Inc.

(Nasdaq: FIRE), the creator of Snort® and a global leader in intelligent cybersecurity solutions. Burris joined Sourcefire in July 2008 and brings over 20 years of leadership, management, sales and corporate development experience to the Company.

Before joining Sourcefire, Burris was a key contributor to the decade of growth achieved by Citrix Systems. Burris served as Senior Vice President from 1999 until 2008, during which time the company’s annual revenues increased from $400 million to $1.4 billion. Additionally, Burris was employed by Lucent Technologies from 1994 to 1999 as Vice President and General Manager of the Gulf States region. Prior to 1994, Burris was employed in various sales and customer service capacities for AT&T Corp., including terms as Managing Director for AT&T’s Asia/Pacific and European operations.

Burris graduated from Marshall University, Summa Cum Laude, with a BBA degree in Management. He currently serves as a member of the Board of Directors of QlikTech, (NASDAQ: QLIK) a maker of business intelligence software.

Martin Roesch, Interim Chief Executive Officer, Founder and Chief Technology Officer

Martin Roesch, 42, founded Sourcefire in 2001 and serves as its interim Chief Executive Officer and Chief Technology Officer (CTO). A respected authority on intrusion prevention and detection technology and forensics, he is responsible for the technical direction and product development efforts for Sourcefire’s commercial and open source product offerings. Roesch, who has nearly 20 years of industry experience in network security and embedded systems engineering, is also the author and lead developer of the Snort® Intrusion Prevention and Detection System (www.snort.org external link) that forms the foundation for the Sourcefire IPSTM.

For more than a decade, Roesch has dedicated himself to developing intelligent network security tools and technologies to address evolving threats, applying his knowledge of network security to network threat analytics and network forensics for numerous government and multinational customers. Roesch has been interviewed as an industry expert in multiple technology publications, as well as print and online news services, such as MSNBC, Wall Street Journal, CNET, ZDNet, and numerous books. Snort was named to InfoWorld’s Open Source Hall of Fame and has been featured in Scientific American, on A&E’s Secret Places: Inside the FBI, and in several books, such as Network Intrusion Detection: An Analysts Handbook, Intrusion Signatures and Analysis, Maximum Security, Hacking Exposed, and others.

Roesch has received a host of awards for his technology innovation and vision. Most recently, he was recognized as a 2010 Security Superstar by Everything Channel’s CRN magazine for the value his innovations provide partners and customers, and was selected as one of eWeek’s Top 100 Most Influential People in IT.

Roesch holds a B.S. in Electrical and Computer Engineering from Clarkson University.